--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12.

                         THE ELDER-BEERMAN STORES CORP.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         THE ELDER-BEERMAN STORES CORP.
                                3155 El-Bee Road
                               Dayton, Ohio 45439

                                                                  April 26, 1999

Dear Fellow Shareholders:

     On behalf of the Board of Directors and management of The Elder-Beerman Stores Corp., I cordially invite you to attend the 1999 Annual Meeting of Shareholders. The meeting will be held at 8:00 a.m., eastern daylight time, on Friday, May 28, 1999 at Elder-Beerman Dayton Mall, 2700 State Route 725, Dayton, Ohio 45459.

     The matters expected to be acted upon at the meeting are described in the enclosed Proxy Statement. In addition, there will be a report on current developments in the Company.

     We encourage you to attend the meeting in person. Regardless of whether you attend, we request you read this Proxy Statement and then complete, sign and date the proxy card and return it in the enclosed postage-paid envelope. This will ensure that your shares are represented.

     Thank you for your attention to this important matter.

                                          Frederick J. Mershad
                                          Chairman of the Board
                                          and Chief Executive Officer

                         THE ELDER-BEERMAN STORES CORP.
                                3155 El-Bee Road
                               Dayton, Ohio 45439

                            ------------------------

                            NOTICE OF ANNUAL MEETING

                            ------------------------

     The Annual Meeting of Shareholders of The Elder-Beerman Stores Corp. ("Elder-Beerman" or the "Company") will be held on May 28, 1999 at 8:00 a.m., eastern daylight time, at Elder-Beerman Dayton Mall, 2700 State Route 725, Dayton, Ohio 45459. The principal business of the meeting will be:

          (1) To elect three Directors for a three-year term expiring in 2002.

          (2) To act upon a proposal of the Board of Directors to adopt an amendment to Elder-Beerman's Amended Code of Regulations.

          (3) To transact any other business that may properly come before the meeting.

     Only shareholders of record on April 13, 1999 will be entitled to notice of and to vote at the annual meeting and at any adjournments or postponements of the meeting. If you own shares through a nominee, you must instruct your nominee to vote if you wish to have your vote counted.

                                          By Order of the Board of Directors

                                          Frederick J. Mershad
                                          Chairman of the Board
                                          and Chief Executive Officer
April 26, 1999

                             YOUR VOTE IS IMPORTANT

     Please promptly fill out, sign, date and mail the enclosed form of proxy whether or not you plan to attend the annual meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. Returning a signed proxy will not prevent you from attending the meeting and voting in person, if you desire.

                            ------------------------

     Also enclosed is a copy of our Annual Report for the year ended January 30, 1999. The Annual Report contains financial and other information about Elder-Beerman, but is not incorporated into the proxy statement. The Annual Report is not a part of the proxy soliciting material.

                         THE ELDER-BEERMAN STORES CORP.
                                3155 El-Bee Road
                               Dayton, Ohio 45439

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 28, 1999

                 DATE OF THE PROXY STATEMENT -- APRIL 26, 1999

                      INFORMATION ABOUT THE ANNUAL MEETING

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

     Our annual meeting (the "Annual Meeting") will be held on Friday, May 28, 1999 at 8:00 a.m., eastern daylight time, at Elder-Beerman Dayton Mall, 2700 State Route 725, Dayton, Ohio 45459.

INFORMATION ABOUT THIS PROXY STATEMENT

     We sent you this proxy statement (the "Proxy Statement") and the enclosed proxy card because Elder-Beerman's Board of Directors is soliciting your permission to vote your shares of common stock at the Annual Meeting. If you own Elder-Beerman common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting Elder-Beerman's Investor Relations Department at (937) 296-2700.

     This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares. This Proxy Statement, together with the Notice of Annual Meeting of Shareholders and proxy card, are first being mailed on or about April 26, 1999, to all shareholders of record at the close of business on April 13, 1999.

PROPOSALS YOU MAY VOTE ON

          1. The election of three directors in Class I, with terms expiring in 2002; AND

          2. An amendment to Elder-Beerman's Amended Code of Regulations.

     The Board recommends you vote FOR each of the nominees and FOR the amendment to the Code of Regulations.

INFORMATION ABOUT VOTING

     Shareholders can vote on matters presented at the Annual Meeting in two ways:

     - BY PROXY -- You can vote by signing, dating and returning the enclosed proxy card. If you do this, the individuals named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify on your proxy card whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted for or against the amendment to the Code of Regulations to be presented at the meeting. If you do not indicate instructions on the card, your shares will be voted for the election of the directors and for the amendment to the Code of Regulations.

     - IN PERSON -- You may come to the Annual Meeting and cast your vote there.

     You may revoke your proxy at any time before the vote at the Annual Meeting by sending a written notice of revocation to Elder-Beerman's Secretary prior to the Annual Meeting or by attending the Annual Meeting and voting in person.

     Each share of Elder-Beerman common stock is entitled to one vote. As of April [22], 1999, there were [16,037,873] shares of common stock outstanding.

INFORMATION REGARDING TABULATION OF THE VOTE

     Elder-Beerman has a policy that all proxies, ballots and votes tabulated at a meeting of the shareholders are confidential. Representatives of Norwest Bank Minnesota, NA will tabulate votes and act as Inspectors of Election at the Annual Meeting.

QUORUM REQUIREMENTS

     A quorum of shareholders is necessary to hold a valid meeting. Under Elder-Beerman's Code of Regulations, if shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist to conduct all business at the Annual Meeting. Abstentions are counted as present for establishing a quorum but broker nonvotes are not. A broker nonvote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so.

     The holders of a majority of the votes represented at the Annual Meeting, whether or not a quorum is present, may adjourn the meeting without notice other than by announcement at the meeting of the date, time and location at which the meeting will be reconvened.

INFORMATION ABOUT VOTES NECESSARY FOR ACTION TO BE TAKEN

     ELECTION OF DIRECTORS

     The three nominees for directors receiving the greatest number of votes will be elected at the Annual Meeting.

     AMENDMENT TO CODE OF REGULATIONS

     A majority of all the votes cast at the meeting will be required for the approval of the amendment to Elder-Beerman's Code of Regulations.

     Abstentions and broker nonvotes will have no effect on the result of the vote on the two items to be presented at the Annual Meeting.

OTHER MATTERS

     The Board of Directors does not know of any other matter that will be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. Under our Code of Regulations, generally no business besides the two items discussed in this Proxy Statement may be conducted or considered at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons you have designated as your proxies will act on such proposal in their discretion.

REVOCATION OF PROXY

     If you give a proxy, you may revoke it at any time before the vote at the Annual Meeting by giving notice to Elder-Beerman's Secretary in writing prior to the Annual Meeting or by voting in person at the Annual Meeting.

COSTS OF PROXY SOLICITATION

     Elder-Beerman will pay all the costs of soliciting these proxies. In addition to solicitation by mail, proxies may be solicited personally, by telegram, telephone or personal interview by an officer or regular employee of the Company. Elder-Beerman will also ask banks, brokers and other institutional nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies, and reimburse them for their expenses. In addition, Elder-Beerman has also retained Morrow & Co. to aid in the distribution and solicitation of proxies, and has agreed to pay them a fee of approximately $5,000, plus reasonable expenses.

                                   ITEM NO. 1
                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

     The Board of Directors has nine members and is divided into three classes. Each class consists of three members. A single class of directors is elected annually for a three-year term.

     The terms of the following Class I directors expire at the Annual Meeting:
Thomas J. Noonan, Jr., Bernard Olsoff and Laura H. Pomerantz. For election as Class I directors at the Annual Meeting, the Nominating and Corporate Governance Committee has recommended, and the Board of Directors has approved, the re-nominations of Messrs. Noonan and Olsoff and Mrs. Pomerantz to serve as directors for the three-year term of office which will expire at the Annual Meeting of Shareholders in the year 2002. Each director elected will serve until the term of office of the class to which he or she is elected expires and until the election and qualification of his or her successor.

     The directors to be elected will be elected by a plurality of the votes cast for directors. Except to the extent that shareholders indicate otherwise on their proxies solicited by Elder-Beerman's Board of Directors, the holders of such proxies intend to vote such proxies for the election as directors of the persons named in the following table as nominees for election. The Board has no reason to believe that the persons nominated will not be available to serve. In the event a vacancy among such nominees occurs prior to the Annual Meeting, shares of common stock of Elder-Beerman (the "Common Stock") represented by such proxies will be voted for such other person or persons as shall be determined by the holders of such proxies in their discretion or, so long as such action does not conflict with the provisions of Elder-Beerman's Amended Articles of Incorporation, the Board of Directors may, in its discretion, reduce the number of directors to be elected.

     The Board of Directors recommends that you vote FOR the three nominees for director.

     Listed below are the names of the three nominees for election to the Board of Directors in Class I, and those continuing directors in Classes II and III who have previously been elected to terms that will expire in the year 2000 and the year 2001, respectively. Also listed is the year in which each individual first became a director of the Company and the individual's principal occupation and other directorships.

NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS ENDING IN 2002:

                            DIRECTOR
           NAME              SINCE      AGE           PRINCIPAL OCCUPATION AND DIRECTORSHIPS
           ----             --------    ---    ----------------------------------------------------
Thomas J. Noonan, Jr......    1997      59     Mr. Noonan serves as Chief Restructuring Officer of
                                               WSR, Inc., an automotive aftermarket retailer, and
                                               has served in this capacity since August 1998. He
                                               also serves as the Managing Director of the
                                               Coppergate Group, a financial investment and
                                               management company, and has served in this capacity
                                               since April 1993. Mr. Noonan also serves as
                                               Executive Vice President and Chief Financial Officer
                                               of Herman's Sporting Goods, Inc., a sporting goods
                                               retailer that filed for protection under chapter 11
                                               of the United States Bankruptcy Code and is
                                               currently being liquidated, and served in this
                                               capacity since August 1994. Prior to this time, Mr.
                                               Noonan served as Managing Director and Chief
                                               Executive Officer of TFGII, a financial investment
                                               and management company, from January 1993 to October
                                               1994, and as Executive Vice President of Intrenet
                                               Inc., a trucking holding company, from September
                                               1990 to March 1993. Mr. Noonan is also currently a
                                               Director of Intrenet Inc.

                            DIRECTOR
           NAME              SINCE      AGE           PRINCIPAL OCCUPATION AND DIRECTORSHIPS
           ----             --------    ---    ----------------------------------------------------
Bernard Olsoff............    1997      70     Mr. Olsoff retired from Frederick Atkins, Inc.
                                               ("Frederick Atkins"), a retail marketing and
                                               consulting company, in 1997. Prior to this time, Mr.
                                               Olsoff served as President, Chief Executive Officer
                                               and Chief Operating Officer of Frederick Atkins,
                                               from 1994 to April 1997, and President and Chief
                                               Operating Officer from 1983 to 1994. Mr. Olsoff is
                                               also currently a Director of The Leslie Fay
                                               Companies, Inc., an apparel design and manufacturing
                                               company ("Leslie Fay").
Laura H. Pomerantz........    1997      51     Mrs. Pomerantz currently serves as President of LHP
                                               Consulting & Management, a real estate consulting
                                               firm, and has served in this capacity since 1995.
                                               Through LHP Consulting & Management, Mrs. Pomerantz
                                               is also associated with Newmark Real Estate Co.,
                                               Inc., a commercial real estate company, as Senior
                                               Managing Director and has served in this capacity
                                               since August 1996. Prior thereto, Mrs. Pomerantz
                                               served as Senior Managing Director of S.L. Green
                                               Real Estate Company, a commercial real estate
                                               company, from August 1995 to July 1996, and was
                                               affiliated with Koeppel Tenor Real Estate Services,
                                               Inc., a commercial real estate company, from March
                                               1995 through July 1995. Prior to this time, Mrs.
                                               Pomerantz served as Executive Vice President and a
                                               Director of Leslie Fay, from January 1993 to
                                               November 1994, and as Senior Vice President and Vice
                                               President of Leslie Fay from 1986 through 1992.

DIRECTORS IN CLASS II CONTINUING IN OFFICE UNTIL 2000:

                         DIRECTOR
         NAME             SINCE      AGE           PRINCIPAL OCCUPATION AND DIRECTORSHIPS
         ----            --------    ---    ----------------------------------------------------
Stewart M. Kasen.......    1997      59     Mr. Kasen is currently the Chairman, President and
                                            Chief Executive Officer of Factory Card Outlet Corp.
                                            ("Factory Cards"), and has served in this capacity
                                            since May 1998. Factory Cards filed for protection
                                            under chapter 11 of the United States Bankruptcy
                                            Code in March 1999 and is developing a
                                            reorganization plan. Mr. Kasen served as Chairman of
                                            the Board, President, and Chief Executive Officer of
                                            Best Products Co., Inc. ("Best Products"), a
                                            Richmond, Virginia, retail catalogue showroom
                                            company, from June 1994 through April 1996,
                                            President and Chief Executive Officer from June 1991
                                            to June 1994, and President and Chief Operating
                                            Officer from 1989 to June 1991. Best Products filed
                                            for protection under chapter 11 of the United States
                                            Bankruptcy Code in January 1991. Best Products' plan
                                            of reorganization was confirmed in June 1994, and it
                                            filed a petition for bankruptcy under chapter 11
                                            again on September 24, 1996. Mr. Kasen also
                                            currently serves as a Director of Markel Corp.,
                                            O'Sullivan Industries Holdings, Inc. and K2 Inc.

                         DIRECTOR
         NAME             SINCE      AGE           PRINCIPAL OCCUPATION AND DIRECTORSHIPS
         ----            --------    ---    ----------------------------------------------------
John A. Muskovich......    1997      52     Mr. Muskovich has served as President and Chief
                                            Operating Officer of Elder-Beerman since December
                                            1997 and, in addition, served as Chief Financial
                                            Officer from December 1997 through March 1999. He
                                            served as Executive Vice President of Administration
                                            of Elder-Beerman from February 1996 to December
                                            1997. Prior to this time, Mr. Muskovich served as
                                            Director of Business Process for Kmart Corp. from
                                            September 1995 to February 1996; President of the
                                            Federated Claims Services Group with Federated
                                            Department Stores, Inc. ("Federated") from February
                                            1992 to August 1995; Vice President of Benefits of
                                            Federated from 1994 to 1995; and Vice President,
                                            Corporate Controller of Federated from 1988 to 1992.

John J. Wiesner........    1997      60     Mr. Wiesner retired from C.R. Anthony, a regional
                                            apparel retailer, in June 1997. Prior to retirement,
                                            Mr. Wiesner served as Chairman of the Board of
                                            Directors, President and Chief Executive Officer of
                                            C.R. Anthony, from April 1987 to June 1997. Mr.
                                            Wiesner is also currently a Director of Stage
                                            Stores, Inc. and Lamonts Apparel, Inc.

DIRECTORS IN CLASS III CONTINUING IN OFFICE UNTIL 2001:

                         DIRECTOR
         NAME             SINCE      AGE           PRINCIPAL OCCUPATION AND DIRECTORSHIPS
         ----            --------    ---    ----------------------------------------------------
Steven C. Mason........    1997      63     Mr. Mason retired from Mead Corp., a forest products
                                            company, in November 1997. Prior to retirement, Mr.
                                            Mason served as Chairman of the Board and Chief
                                            Executive Officer of Mead Corp. from April 1992 to
                                            November 1997. Mr. Mason is also currently a
                                            Director of PPG Industries, Inc. and Convergys.

Frederick J. Mershad...    1997      56     Mr. Mershad has served as Chief Executive Officer of
                                            Elder-Beerman since January 1997 and as President of
                                            Elder-Beerman from January 1997 to December 1997.
                                            Prior to this time, Mr. Mershad served as President
                                            and Chief Executive Officer of the Proffitt's
                                            division of Saks, Inc. ("Proffitt's") from February
                                            1995 to December 1996; Executive Vice President,
                                            Merchandising Stores for Proffitt's from May 1994 to
                                            January 1995; Senior Vice President, General
                                            Merchandise Manager, Home Store for the Rich's
                                            Department Store Division of Federated from August
                                            1993 to May 1994; and Executive Vice President,
                                            Merchandising and Marketing of the McRae's
                                            Department Stores division of Proffitt's from June
                                            1990 to August 1993.

Jack A. Staph..........    1997      53     Mr. Staph is currently a consultant, lawyer and
                                            private investor. Mr. Staph has also served in an
                                            unrestricted advisory capacity to CVS Corp. since
                                            June 1997. Prior to this time, Mr. Staph served as
                                            Senior Vice President, Secretary, and General
                                            Counsel of Revco D.S., Inc., a retail pharmacy
                                            company, from October 1972 to August 1997.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors oversees the business and affairs of Elder-Beerman and monitors the performance of management. The Board met six times during 1998.

BOARD COMMITTEES

     The Board of Directors has an Executive Committee, an Audit and Finance Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each Committee reports to the Board of Directors at its first meeting after the Committee meeting.

  Executive Committee

     During fiscal year 1998, the members of the Executive Committee were Messrs. Mershad (Chairman), Mason, Muskovich and Staph. The Executive Committee held no formal meetings in 1998. Except to the extent that its powers are limited by law, by Elder-Beerman's Amended Articles of Incorporation or Amended Code of Regulations (the "Regulations") or by the Board of Directors, during the intervals between meetings of the Board of Directors, the Executive Committee may exercise, subject to the control of the Board of Directors, all of the powers of the Board of Directors in the management and control of the Company's business. All action taken by the Executive Committee is to be reported to the Board of Directors at its first meeting thereafter.

  Audit and Finance Committee

     During fiscal year 1998, the members of the Audit and Finance Committee were Messrs. Noonan (Chairman), Kasen and Olsoff. The Audit and Finance Committee held six formal meetings in 1998. The Audit and Finance Committee is responsible for: (i) reviewing the professional services to be provided by the Company's auditors and the independence of such firm from management of the Company; (ii) reviewing the scope of the audit by the Company's independent auditors; (iii) reviewing the annual financial statements of the Company; (iv) reviewing and evaluating the Company's systems of internal accounting controls;
(v) reviewing and evaluating the Company's internal audit function and meeting from time to time with the internal auditors outside the presence of other employees; (vi) such other matters with respect to accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention; and (vii) reviewing the Company's financing plans. The Audit and Finance Committee is also responsible for the Company's corporate compliance program to ensure compliance with all applicable laws.

  Compensation Committee

     During fiscal year 1998, the members of the Compensation Committee were Messrs. Olsoff (Chairman), Staph and Wiesner. The Compensation Committee held five formal meetings in 1998. The Compensation Committee is responsible for: (i) reviewing executive salaries; (ii) approving the salaries and other benefits of the executive officers of the Company; (iii) administering the bonus, stock option and other incentive compensation plans of the Company, as well as the employee stock purchase plan; and (iv) advising and consulting with the Company's management regarding pension and other benefit plans and compensation policies and practices of the Company.

  Nominating and Corporate Governance Committee

     During fiscal year 1998, the members of the Nominating and Corporate Governance Committee were Messrs. Mershad (Chairman) and Mason and Mrs. Pomerantz. The Nominating and Corporate Governance Committee held three formal meetings in 1998. The Nominating and Corporate Governance Committee is responsible for the selection, evaluation and nomination of candidates for election to the Board of Directors. The Nominating and Corporate Governance Committee is also responsible for recommending to the Board the members and chair of each Board Committee. In addition, the Nominating and Corporate Governance Committee is responsible for the process of evaluating the overall performance of the Board of Directors and its individual members to ensure effective operations of the Board of Directors and overall corporate governance.

                   COMPENSATION OF ELDER-BEERMAN'S DIRECTORS

  Compensation

     Directors who are employees of Elder-Beerman do not receive any separate fees or other remuneration for serving as a director or a member of any Committee of the Board. For fiscal year 1998, nonemployee directors were paid a retainer of $15,000 for their service on the Board of Directors. Nonemployee directors were also each paid a meeting fee of $1,500 for each board meeting attended, plus $500 for each committee meeting attended. Nonemployee directors may elect to take their annual retainer as cash or in the form of discounted stock options.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee was or ever has been an officer or employee of Elder-Beerman or engaged in transactions with Elder-Beerman (other than in his capacity as a director). None of Elder-Beerman's executive officers serves as a director or member of the compensation committee of another entity, one of whose executive officers serves as a member of the Compensation Committee or a director of Elder-Beerman.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The Company's Common Stock is the only outstanding class of voting securities. The following table sets forth information regarding ownership of our Common Stock as of April 22, 1999 (except as otherwise noted) by: (a) each person who owns beneficially more than 5% of Common Stock of the Company to the extent known to management, (b) each executive officer and director of the Company, and (c) all directors and executive officers as a group. Except as noted, all information with respect to beneficial ownership has been furnished by each director or officer or is based on filings with the Securities and Exchange Commission.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL      PERCENT
                      BENEFICIAL OWNER                          OWNERSHIP (1)      OF CLASS
                      ----------------                        -----------------    --------
Snyder Capital Management, Inc..............................     1,696,950(2)       10.80
350 California Street, Suite 460
San Francisco, CA 94104
Lord, Abbett & Co...........................................     1,227,989(3)        7.81
767 Fifth Avenue
New York, New York 10153
Lazard Freres & Co. LLC.....................................       789,100(4)        6.22
30 Rockefeller Plaza
New York, New York 10020
Mellon Bank Corporation.....................................       955,900(5)        6.07
One Mellon Bank Center
Pittsburgh, PA 15258
Whippoorwill Associates, Inc................................       829,034(6)        5.30
11 Martine Avenue
White Plains, New York 10606
PPM America, Inc............................................       786,765(7)        5.003
225 West Wacker Drive, Suite 1100A
Chicago, IL 60606
Stewart M. Kasen............................................         7,737(8)        *
Steven C. Mason.............................................         8,414(8)        *

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL      PERCENT
                      BENEFICIAL OWNER                          OWNERSHIP (1)      OF CLASS
                      ----------------                        -----------------    --------
Frederick J. Mershad........................................       242,128(8)        1.51
John A. Muskovich...........................................       152,828(8)           *
Thomas J. Noonan, Jr........................................         6,576(8)           *
Bernard Olsoff..............................................         6,576(8)           *
Laura H. Pomerantz..........................................        14,414(8)(9)        *
Jack A. Staph...............................................         6,976(8)           *
John J. Wiesner.............................................         5,962(8)           *
James M. Zamberlan..........................................        28,038(8)           *
Scott J. Davido.............................................        10,398(8)           *
Steven D. Lipton............................................         5,131(8)           *
-------------------------------------------------------------------------------------------
All directors and executive officers as a group (12
  persons):.................................................         495,178         3.09%

---------------

*  less than 1%

(1) Information with respect to beneficial ownership is based on information furnished to the Company by each shareholder included in this table. "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you not only "beneficially" own the Elder-Beerman Common Stock that you hold directly, but also the Elder-Beerman Common Stock that you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share) the power to vote or sell or that you have the right to acquire within 60 days.

(2) Snyder Capital Management, Inc. ("SCMI") is the general partner of Snyder Capital Management, L.P. ("SCMLP"), a registered investment advisor. SCMI and SCMLP reported the beneficial ownership (as of February 28, 1999) of such shares in a Schedule 13G dated March 3, 1999.

(3) Lord, Abbett & Co. reported the beneficial ownership (as of December 31,
    1998) of such shares in a Schedule 13G dated February 12, 1999.

(4) Lazard Freres & Co. LLC reported the beneficial ownership (as of December 31, 1998) of such shares in a Schedule 13G dated February 16, 1999.

(5) Mellon Bank reported the beneficial ownership (as of December 31, 1998) of such shares in a Schedule 13G dated January 29, 1999.

(6) Whippoorwill Associates, Inc. ("Whippoorwill"), in its capacity as investment advisor, reported the beneficial ownership (as of December 31, 1998) of such shares in a Schedule 13G dated February 16, 1999. Whippoorwill disclaims beneficial ownership of such shares.

(7) PPM America, Inc. ("PPM"), a registered investment advisor, reported the beneficial ownership (as of February 11, 1999) of such shares in a Schedule 13G dated February 22, 1999. All such shares are held in portfolios of PPM America Special Investments Fund, L.P. ("SIF I") and PPM America Special Investments CBO II, L.P. ("CBO II"). PPM serves as investment advisor to both SIF I and CBO II. PPM, PPM America CBO II Management Company (general partner of CBO II) and PPM American Fund Management GP, Inc. (general partner of SIF I) disclaim beneficial ownership of all such shares.

(8) These amounts include shares of Common Stock that the following persons had a right to acquire within 60 days after January 31, 1999.

                                                      STOCK OPTIONS EXERCISABLE
                       NAME                               BY APRIL 1, 1999
                       ----                           -------------------------
Mr. Kasen.........................................              2,334
Mr. Mason.........................................              6,011
Mr. Mershad.......................................             53,800
Mr. Muskovich.....................................             31,200
Mr. Noonan........................................              4,173
Mr. Olsoff........................................              4,173
Ms. Pomerantz.....................................              6,011
Mr. Staph.........................................              4,173
Mr. Wiesner.......................................              3,559
Mr. Zamberlan.....................................             15,200
Mr. Davido........................................              4,200
Mr. Lipton........................................              4,200

(9) Includes 1,000 shares of Common Stock with shared voting or investment power.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF EXECUTIVE COMPENSATION

     The table below shows the before-tax compensation for the years shown for Elder-Beerman's Chief Executive Officer and the four next highest paid executive officers (the "Named Executive Officers") at the end of fiscal year 1998.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                        -----------------------------------
                                                                                 AWARDS             PAYOUTS
                                         ANNUAL COMPENSATION            ------------------------    -------
                                  ----------------------------------                  SECURITIES
                                                           OTHER        RESTRICTED    UNDERLYING                   ALL
                                                           ANNUAL         STOCK        OPTIONS/      LTIP         OTHER
        NAME AND                  SALARY      BONUS     COMPENSATION     AWARD(S)        SARS       PAYOUTS    COMPENSATION
   PRINCIPAL POSITION     YEAR      ($)        ($)         ($)(1)          ($)           (#)          ($)       ($)(6)(7)
   ------------------     ----    -------    -------    ------------    ----------    ----------    -------    ------------
Frederick J. Mershad....
  Chairman and            1998    559,263    120,000       29,403       1,050,000       75,000                  9,970
  Chief Executive         1997    503,344    500,000       51,251         683,703      194,000
  Officer                 1996     19,321    633,632                            0
John A. Muskovich.......
  President, Chief        1998    412,207     85,000                      473,127(2)    30,000                  9,950
  Operating Officer and   1997    267,335    598,750                      505,325      126,000
  Chief Financial
    Officer               1996    183,974     67,908                            0            0
James M. Zamberlan......
  Executive Vice          1998    278,803     79,650                      234,892(3)    15,000                  8,050
  President -- Stores     1997    139,944     41,313                       20,386       61,000
                          1996                                                  0            0
Scott J. Davido.........
  Senior Vice
    President --          1998    174,076     21,280       26,626          26,599(4)         0                  4,585
  General Counsel and     1997                                              3,124       21,000
  Secretary               1996                                                  0            0
Steven D. Lipton........
  Senior Vice
    President --          1998    154,976     21,132                       26,412(5)         0                  7,985
  Controller              1997    132,897     19,763                       26,699       21,000
                          1996    103,143     45,820                            0            0

---------------

(1) Moving expense reimbursement.

(2) Includes 4,755 deferred shares and 1,189 restricted shares awarded to Mr. Muskovich as the deferred portion of his 1998 bonus pursuant to the Equity and Performance Incentive Plan.

(3) Includes 2,228 deferred shares and 557 restricted shares awarded to Mr. Zamberlan as the deferred portion of his 1998 bonus pursuant to the Equity and Performance Incentive Plan.

(4) Includes 2,381 deferred shares and 595 restricted shares awarded to Mr. Davido as the deferred portion of his 1998 bonus pursuant to the Equity and Performance Incentive Plan.

(5) Includes 2,364 deferred shares and 591 restricted shares awarded to Mr. Lipton as the deferred portion of his 1998 bonus pursuant to the Equity and Performance Incentive Plan.

(6) Includes life insurance premium payments paid by the Company in 1998 in the following amounts: Mr. Mershad $6,570, Mr. Muskovich $6,550, Mr. Zamberlan $6,550, Mr. Davido $4,585 and Mr. Lipton $4,585.

(7) Includes matching contributions paid by the Company in 1998 under the Company's Retirement Savings Plan in the following amounts: Mr. Mershad $3,400, Mr. Muskovich $3,400, Mr. Zamberlan $1,500 and Mr. Lipton $3,400.

STOCK OPTIONS

     The following table sets forth information concerning stock option grants made to the Named Executive Officers during fiscal year 1998 pursuant to The Elder-Beerman Stores Corp. Equity and Performance Incentive Plan (the "Plan").

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                               -------------------------------------------------------
                                 NUMBER OF      PERCENT OF                                POTENTIAL REALIZABLE VALUE
                                SECURITIES        TOTAL                                    AT ASSUMED ANNUAL RATE OF
                                UNDERLYING     OPTIONS/SARS                                STOCK PRICE APPRECIATION
                               OPTIONS/SARS     GRANTED TO     EXERCISE                         FOR OPTION TERM
                                  GRANTED      EMPLOYEES IN     OF BASE     EXPIRATION   -----------------------------
            NAME                  (#)(1)       FISCAL YEAR    PRICE($/SH)      DATE      0%($)    5%($)       10%($)
            ----               -------------   ------------   -----------   ----------   -----   --------   ----------
Frederick J. Mershad.........     75,000          45.45         $21.00       3/11/08     $0.00   $990,509   $2,510,144
John A. Muskovich............     30,000          18.18         $21.00       3/11/08     $0.00   $396,204   $1,004,058
James M. Zamberlan...........     15,000           9.09         $21.00       3/11/08     $0.00   $198,102   $  502,029

---------------

(1) Options vest one-fifth annually, beginning one year from date of grant.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information about stock options exercised during fiscal year 1998 by the Named Executive Officers and the fiscal year-end value of unexercised options held by the Named Executive Officers. All of such options were granted under the Plan.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED             IN-THE-MONEY
                                         SHARES                    OPTIONS/SARS HELD AT          OPTIONS/SARS HELD AT
                                        ACQUIRED      VALUE        JANUARY 30, 1999 (#)         JANUARY 30, 1999($)(1)
                                           ON        REALIZED   ---------------------------   ---------------------------
                NAME                   EXERCISE(#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                ----                   -----------   --------   -----------   -------------   -----------   -------------
Frederick J. Mershad.................       0         $0.00       38,800         230,200         $0.00          $0.00
John A. Muskovich....................       0         $0.00       25,200         130,800         $0.00          $0.00
James M. Zamberlan...................       0         $0.00       12,200          63,800         $0.00          $0.00
Scott J. Davido......................       0         $0.00        4,200          16,800         $0.00          $0.00
Steven D. Lipton.....................       0         $0.00        4,200          16,800         $0.00          $0.00

---------------

(1) Based on the closing price on NASDAQ of the Company's Common Stock on January 29, 1999 (the last trading day in fiscal year 1998) of $8.938.

EMPLOYMENT AND SEVERANCE AGREEMENTS WITH CERTAIN OFFICERS

     The Company has entered into employment agreements with Frederick J. Mershad, Chairman and Chief Executive Officer, and John A. Muskovich, President and Chief Operating Officer, and several of its other executive officers as described below (the "Employment Agreements"). These Employment Agreements set forth (a) the executive's compensation and benefits, subject to increases at the discretion of the Board of Directors, (b) the Company's right to terminate the executive for cause or otherwise; (c) the amounts to be paid by the Company in the event of the executive's termination, death, or disability while rendering services; (d) the executive's duty of strict confidence and to refrain from conflicts of interest; (e) the executive's obligations not to compete for the term of the agreement plus one year unless the executive terminated his employment for good reason or the employer terminates the executive other than for cause; and (f) the executive's right to receive severance payments. In general, these Employment Agreements provide that if Mr. Mershad or Mr. Muskovich is terminated for any reason other than for cause or following a "change in control" (as defined in the Employment

Agreements), he will receive payments equal to the remaining base salary that would have been distributed to him by the Company under the remaining term of his Employment Agreement and the incentive compensation earned by the executive for the most recent fiscal year. If such executive (a) is terminated within two years of a change in control without cause, (b) voluntarily terminates within two years of a change in control, or (c) is terminated in connection with but prior to a change in control and termination occurs following the commencement of any discussions with any third party that ultimately results in a change in control, he will receive a severance payment equal to the greater of 2.99 times the Internal Revenue Code "base amount" as described in Section 280G of the Internal Revenue Code or two times his most recent base salary and bonus and the executive will continue to be eligible for health benefits, perquisites, and fringe benefits generally made available to senior executives following his termination, unless the executive obtains new employment providing substantially similar benefits. A tax gross-up on excise taxes also will be paid if the severance pay exceeds the limits imposed by the Internal Revenue Code.

     The Company has also entered into Employment Agreements that include severance pay provisions with each of Messrs. Zamberlan, Davido and Lipton. These Employment Agreements set forth (a) the executive's compensation and benefits, subject to review at the discretion of the Board of Directors, (b) the Company's right to terminate the executive for cause or otherwise; (c) the amounts to be paid by the Company in the event of the executive's termination, death, or disability while rendering services; (d) the executive's duty of strict confidence and to refrain from conflicts of interest; (e) the executive's obligations not to compete for the term of the agreement plus one year unless the executive terminated his employment for good reason or the employer terminates the executive other than for cause; and (f) the executive's right to receive severance payments if he (i) is terminated within two years of a change in control without cause, (ii) voluntarily terminates for defined good reasons within two years of a change of control, (iii) terminates his employment for any reason, or without reason, during the thirty-day period immediately following the first anniversary of a change in control, or (iv) is terminated in connection with but prior to a change in control and termination occurs following the commencement of any discussions with any third party that ultimately results in a change in control. Specifically, under the Employment Agreements, the amount of any severance payment by the Company will be the greater of 2.99 times the Internal Revenue Code "base amount" as described in
Section 280G of the Internal Revenue Code or two times his most recent base salary and bonus. Severance payments made under the Employment Agreements will reduce any amounts that would be payable under any other severance plan or program, including the master severance plan for certain key employees. A tax gross-up on excise taxes also will be paid if the severance pay exceeds the limit imposed by the Internal Revenue Code. In addition, the executive will continue to be eligible for health benefits, perquisites, and fringe benefits generally made available to senior executives for two years following his termination, unless the executive waives such coverage, fails to pay any amount required to maintain such coverage, or obtains new employment providing substantially similar benefits.

     The Company has also entered into Indemnification Agreements with each current member of the Board of Directors as well as each of the Company's executive officers. These agreements provide that, to the extent permitted by Ohio law, the Company will indemnify the director or officer against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines or settlements) incurred or suffered by the director or officer in connection with any suit in which the director or officer is a party or is otherwise involved as a result of the individual's service as a member of the Board of Directors or as an officer so long as the individual's conduct that gave rise to such liability meets certain prescribed standards.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board (the "Committee") has responsibility for setting and administering the policies that govern executive compensation. The Committee has authority, among other things, to review, analyze and recommend compensation programs to the Board of Directors and to administer and grant awards under the Company's Equity and Performance Incentive Plan (the "Plan"). The Committee is composed entirely of outside directors. Reports of the Committee's actions and decisions are recommended to the full Board. The purpose of this report is to summarize the philosophical principles, specific program objectives and other factors considered by the Committee in reaching its determination regarding the executive compensation of the Chief Executive Officer and the Company's executive officers.

     The Committee's goal is to ensure the establishment and administration of executive compensation policies and practices that will enable Elder-Beerman to attract, retain and motivate the management talent necessary to achieve the Company's goals and objectives. The Committee's philosophy is that executive compensation should include the following:

     - A competitive mix of short-term (base salary and annual incentive bonus) and long-term (stock options and restricted and deferred shares) compensation that helps the Company attract and retain executive talent.

     - An emphasis on cash compensation that generally reflects competitive industry levels, with annual incentive bonus opportunities that may produce total compensation at or above competitive levels if performance against predetermined objectives exceeds expectations.

     - Opportunities for ownership of Elder-Beerman's common stock (the "Common Stock") that align the interests of Company executives with the long-term interests of shareholders.

     The Company's executive compensation is comprised primarily of (i) salaries, (ii) annual cash incentive bonuses and (iii) long-term incentive compensation in the form of stock options, deferred shares and restricted shares granted under the Plan. Each year the Committee reviews market data and assesses the Company's competitive position for each of these three components. To assist in benchmarking the competitiveness of its compensation programs, the Committee retains a third-party consultant to compile an executive compensation survey for comparably sized retail companies. Because the Committee believes that compensation in the retail industry is more directly tied to the size of enterprise than the type of retail business, these surveys include comparably sized retailers outside of the department store business. Each of the components of executive compensation is discussed below.

COMPONENTS OF COMPENSATION

     BASE SALARY

     Base salaries for Company executives were initially established in each of the executive's employment agreements, which were approved pursuant to the Third Amended Joint Plan of Reorganization, as modified (the "Plan of Reorganization") of the Company, confirmed by an order entered by the United States Bankruptcy Court for the Southern District of Ohio on December 16, 1997. The Committee reviews base salaries annually and makes adjustments on the basis of the performance of both the individual executive and the Company, the executive's level of responsibility in the Company, the executive's importance to the Company and the general level of executive compensation in the retail industry. The base salaries and increases in the base salaries of the Company's executive officers (other than the Chief Executive Officer) are reviewed and approved by the Committee after considering recommendations made by the Chief Executive Officer in light of the criteria discussed above.

     ANNUAL BONUS

     - GENERAL PARAMETERS

     Annual bonus awards are designed to promote the achievement of the Company's business objectives. In setting the bonus award targets each year that the Company must meet before it can make any bonus payments, the Committee considers the Company's prior year's performance and objectives, as well as its expectations for the upcoming year. Additionally, individual performance goals are established for each participant. Bonus program participants receive no payments unless minimum thresholds are achieved.

     Bonus targets are fixed as a percentage of annual salary based on comparable incentives paid by other retail companies. Target bonus percentages for the executive officers ranged from 35% to 50%. The target percentage increases with the level of responsibility of the executive. Bonus payments may range from 0% to 150% of the target annual bonus, with payments increasing as performance improves.

     - DEFERRED SHARES AND RESTRICTED SHARES

     An executive may elect to defer up to 50% of his annual bonus in the form of deferred shares. Deferred shares are subject to a deferral period of three years, which is accelerated in the event of death, permanent disability, termination of employment, or change of control of Elder-Beerman. Holders of deferred shares do not have voting rights for their deferred shares, but the terms of the deferred shares may provide for dividend equivalents. The Company matches 25% of the deferred shares in restricted shares.

     Restricted shares vest in three years from the date of grant, which is accelerated in the event of death, permanent disability, or a change of control of Elder-Beerman. Prior to vesting, restricted shares are forfeitable upon termination of employment. The restricted shares provide for dividend equivalents and voting rights.

     The deferred shares and restricted shares are granted to executives in accordance with the Plan.

     - 1998 BONUS OBJECTIVES

     Annual bonuses for 1998 were based on meeting weighted objectives for the following measurements:

     - Corporate operating profit;

     - Financial goals in the applicable executive's area of responsibility; and

     - Individual performance goals for the applicable executive

     For 1998, the Company achieved less than the target award level established for operating profit, which allowed the Company to pay only 40% of the target amount for that bonus component of annual compensation. Many executives were able to achieve some or all of their respective area of responsibility and individual performance goals, which resulted in each executive earning in total between 50% and 60% of his respective target bonus amounts.

     LONG-TERM INCENTIVE AWARDS

     - STOCK OPTIONS, DEFERRED SHARES AND RESTRICTED SHARES

     The Committee administers the Plan, which provides for long-term incentives to executive officers in the form of stock options, deferred shares and restricted shares. The awards of stock options, deferred shares and restricted shares provide compensation to executives only if shareholder value increases. To determine the number of stock options, deferred shares and restricted shares awarded, the Committee reviews a survey prepared by a third-party consultant of awards made to individuals in comparable positions at other retail companies and the executive's past performance, as well as the number of long-term incentive awards previously granted to the executive. The deferred shares and restricted shares are subject to the terms and conditions described above.

EXECUTIVE PLAN

     At the beginning of fiscal year 1999, the Committee adopted a long-term incentive award plan (the "Executive Plan") for Mr. Mershad, its Chief Executive Officer, and Mr. Muskovich, its Chief Operating Officer. This plan consists of performance-based restricted shares and premium priced stock options. This plan was developed to achieve two key objectives:

     - Create strong incentives that will drive shareholder value; and

     - Create a retention mechanism for the top two officers of the Company.

     To establish benchmarks for a competitive long-term incentive plan for Messrs. Mershad and Muskovich, the Committee engaged a third-party consultant to conduct an analysis of executive compensation at 12 peer retail companies. The Committee then reviewed the current compensation packages of Messrs. Mershad and Muskovich. Finally, the Committee evaluated the Company's 1998 performance and future performance objectives. Bearing in mind these factors and the two key objectives for the Executive Plan, the Committee formulated the amounts of restricted shares and stock options to be granted under the Executive Plan to Messrs. Mershad and Muskovich and the earnings per share and stock price targets that must be met for Messrs. Mershad and Muskovich to earn their respective awards. Pursuant to the terms of the Executive Plan, any restricted shares granted to Messrs. Mershad and Muskovich will vest at the end of three years only if the Company meets target earnings per share levels. The premium price stock options will vest over a period of five years and the vesting is not contingent on performance goals.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The base salary and increases in the base salary of the Chief Executive Officer are reviewed annually and approved by the Committee and the nonemployee members of the Board of Directors after review of the Chief Executive Officer's performance against predetermined performance criteria set by the nonemployee Directors. Under the terms of Mr. Mershad's employment agreement, which was approved pursuant to the Plan of Reorganization, his annual salary was initially established at $500,000.

     1998 BASE SALARY AND ANNUAL BONUS

     On March 11, 1998, the Committee increased Mr. Mershad's annual base salary to $600,000, an increase of 20% from his prior level. Mr. Mershad is also eligible for an annual bonus of up to 50% of his base salary. Mr. Mershad's bonus is determined in the same manner described above for the executive officers. For fiscal year 1998, Mr. Mershad's bonus was $120,000.

     LONG-TERM INCENTIVE AWARDS

     In March 1998, as part of his long-term compensation for fiscal year 1998, Mr. Mershad was granted 50,000 restricted shares and options to purchase 75,000 shares of Elder-Beerman stock at $21.00 per share. The restricted shares and stock options were granted pursuant to the Plan. The restricted shares are subject to the same terms as those granted to the executive officers. One-fifth of the stock options vest annually, beginning one year from the date of grant. The Committee determined the number of restricted shares and stock options granted to Mr. Mershad based in part on its review of the compensation survey prepared by the third-party consultant, which set forth awards made to chief executive officers at comparably-sized retail companies. The Committee also reviewed the performance of Mr. Mershad during the fiscal year.

     EXECUTIVE PLAN

     Pursuant to the Executive Plan, the Committee established a stock ownership goal of Elder-Beerman Common Stock worth 200% of Mr. Mershad's base salary. In February 1999, Mr. Mershad was granted 75,000 restricted shares and options to purchase 300,000 shares of Elder-Beerman stock under the Executive Plan. The restricted shares granted to Mr. Mershad will vest at the end of three years only if the Company meets target earnings per share levels. The premium price stock options will vest over a period of five years and the vesting is not contingent on performance goals. At the date of the grant approximately one-third of the options had an exercise price equal to the then-current stock price. The remaining two-thirds of the options were set with exercise prices of 20% to 40% above current market price.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Under Section 162(m) of the Internal Revenue Code, the Company is precluded from deducting compensation in excess of $1 million per year paid to each of the Chief Executive Officer and the four next highest paid executive officers (the "Named Executive Officers"). Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The Plan is designed to permit (but not require) the Committee to grant awards that will qualify as performance-based compensation that is excluded from the limitation in Section 162(m). The Committee believes that Section 162(m) should not cause the Company to be denied a deduction for 1998 compensation paid to the Named Executive Officers. The Committee will work to structure components of its executive compensation package to achieve maximum deductibility under Section 162(m) while at the same time considering the goals of its executive compensation policies.

     The foregoing is the report of the Compensation Committee of the Board of Directors.

                                          Bernard Olsoff
                                          Jack A. Staph
                                          John J. Wiesner

                            STOCK PRICE PERFORMANCE

     The following graph depicts the value of $100 invested in Elder-Beerman Common Stock beginning February 17, 1998 through January 30, 1999. Comparisons are made to:

     1. The Standard & Poor's SmallCap 600 Index, a market-value weighted index of 600 domestic companies with an average equity market value of approximately $400 million.

     2. A Regional Department Store Peer Group, consisting of The Bon-Ton Stores, Inc., Stage Stores, Inc., Gottschalks Inc., and Jacobson Stores Inc. The return for this group was calculated assuming an equal dollar amount was invested in each retailer's stock based on closing prices as of February 17, 1998.

                                          S&P SMALLCAP 600     REGIONAL DEPT. STORE
                                               INDEX             PEER GROUP INDEX             EBSC
                                          ----------------     --------------------           ----
Feb 17                                         100.00                 100.00                 100.00
May 2                                          107.00                 116.00                 165.00
Aug 1                                           93.00                  91.00                 140.00
Oct 31                                          84.00                  57.00                  71.00
Jan 30                                          93.00                  59.00                  54.00

                                                               REGIONAL
                                                    S&P       DEPT STORE
                                                 SMALLCAP     PEER GROUP
                  QUARTER-END                    600 INDEX      INDEX       EBSC
                  -----------                    ---------    ----------    ----
February 17, 1998..............................     100          100        100
May 2, 1998....................................     107          116        165
August 1, 1998.................................      93           91        140
October 31, 1998...............................      84           57         71
January 30, 1999...............................      93           59         54

                                   ITEM NO. 2

                        AMENDMENT TO CODE OF REGULATIONS

     The second proposal to be acted upon at the Annual Meeting is a proposal to amend Elder-Beerman's Regulations. Shareholders are being asked to approve and adopt an amendment to Section 2 of the Regulations so that the annual meeting of shareholders is not required to be held during the month of May. The Company's Board of Directors unanimously approved the amendment on February 25, 1999 and recommends that the shareholders approve the amendment.

     Section 2 of the Company's Regulations currently requires that the annual meeting of shareholders be held in May of each year. The amendment to Section 2 of the Regulations has been proposed so that the Company would have more flexibility in the timing of its annual meeting. The amendment does not in any way modify rights of any shareholder.

     The Board of Directors recommends that you vote FOR the proposal to amend the Regulations. Approval of the amendment requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented, and entitled to vote on the matter at the Annual Meeting.

     The full text of the proposed amendment is set forth below:

        "2. Annual Meeting. Commencing with the year 1999, an annual meeting of the shareholders will be held on such date and at such time as may be designated by the Board of Directors, at which meeting the shareholders will elect directors to succeed those directors whose terms expire at such meeting and will transact such other business as may be brought properly before the meeting in accordance with Regulation 7."

     The Company will provide a copy of the complete Regulations without charge upon written request by a shareholder. Requests should be directed to us at 3155 El-Bee Road, Dayton, Ohio 45439, Attention: Secretary.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10 percent of a registered class of our equity securities to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. The Securities and Exchange Commission requires this group to furnish us with copies of all such filings. We periodically remind this group of its reporting obligation and assist in making the required disclosure once we are notified that a reportable event has occurred. We are required to disclose in this Proxy Statement any failure by any of the above mentioned persons to make timely Section 16 reports.

     Based upon its review of such forms received by Elder-Beerman and written representations from the directors and executive officers that no other reports were required, Elder-Beerman is unaware of any instances of noncompliance, or late compliance, with such filings during fiscal year 1998 by its directors, executive officers or 10 percent shareholders.

                              INDEPENDENT AUDITORS

     In February, 1998, Deloitte & Touche LLP was appointed by the Board of Directors of the Company, on the recommendation of the Audit and Finance Committee, as the Company's independent auditors for the fiscal year ended January 30, 1999. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. They are expected to be available to respond to proper questions regarding the independent auditors' responsibilities.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Pursuant to our Regulations, for any shareholder proposal to be eligible for inclusion in our proxy statement and form of proxy for our next annual meeting, your proposals must be received at our executive offices not less than 60 nor more than 90 calendar days prior to the date of next year's annual meeting. If public notice of the date of the annual meeting is not given at least 105 days prior to the annual meeting, submissions must be delivered to Elder-Beerman no later than 10 days following the public announcement of the meeting date. Such proposals should be submitted by certified mail, return receipt requested, addressed to us at 3155 El-Bee Road, Dayton, Ohio 45439,
Attention: Secretary.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that are likely to be brought before the Annual Meeting, but if other matters do properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

     The Company's 1998 Annual Report, including financial statements, has been mailed along with this Proxy Statement.

                            ------------------------

     It is important that the proxies be returned promptly. If you do not plan to attend the meeting, we urge you to fill out, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                               Please detach here

SHARE AMOUNTS

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of directors  01 Thomas J. Noonan, Jr.  02 Bernard Olsoff    [ ] Vote FOR     [ ] Vote WITHHELD
                          03 Laura H. Pomerantz                              all nominees     for all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2. Proposal #2   Amendment to Code of Regulations                [ ] For     [ ] Against    [ ] Abstain




THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
                        ---
Attending the Annual Meeting?      Mark Box   [ ]

Address change? Mark Box [ ]
Indicate changes below:






Date____________________________________


-----------------------------------------------
|                                              |
-----------------------------------------------
Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

                         THE ELDER-BEERMAN STORES CORP.

                         ANNUAL MEETING OF SHAREHOLDERS
                              FRIDAY, MAY 28, 1999
                                    8:00 A.M.
                         ELDER-BEERMAN DAYTON MALL STORE
                              2700 State Route 725
                               DAYTON, OHIO 45459



THE ELDER-BEERMAN STORES CORP.
3155 El-Bee Road
Dayton, Ohio 45439                                                    PROXY
--------------------------------------------------------------------------------
This proxy is solicited by the Board of Directors for use at the Annual Meeting on Friday, May 28, 1999.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Scott J. Davido and John A. Muskovich, and each of them, with full power of substitution, to vote your shares on matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

                      See reverse for voting instructions.